SAVOS INVESTMENTS TRUST
THIRD AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS THIRD AMENDMENT dated as of December 9, 2015, to the Fund Administration Servicing Agreement dated as of February 20, 2007, as amended December 17, 2013 and January 31, 2014, (the “Agreement”), is entered into by and between SAVOS INVESTMENTS TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES,  LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the list of funds and to amend the fees of the Agreement; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Amended Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

SAVOS INVESTMENTS TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Patrick Young	By: /s/ Michael R. McVoy

Name: Patrick Young	Name: Michael R. McVoy

Title: Treasurer	Title: Executive Vice President

Savos Investments Trust	1

Amended Exhibit A to the Fund Administration Servicing Agreement – Savos Investments Trust
Fund Names
Separate Series of Savos Investments Trust
Name of Series
Savos Dynamic Hedging Fund

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Amended Exhibit B -Fund Administration Servicing Agreement – Savos Investments Trust

SAVOS INVESTMENTS TRUST FUND ADMINISTRATION & COMPLIANCE SERVICES ANNUAL FEE SCHEDULE EFFECTIVE January 2016

Annual fee based upon net assets in the fund:
 Minimum annual fee: $[ ] (1 fund)

Extraordinary services – quoted separately

Plus out-of-pocket expenses, including but not limited to:
 Postage, Stationary
 Programming, Special Reports
 Proxies, Insurance
 EDGAR filing
 Retention of records
 Federal and state regulatory filing fees
 Certain insurance premiums
 Expenses from Board of Trustees meetings
 Auditing and legal expenses
 Blue Sky conversion expenses (if necessary)
    All other out-of-pocket expenses

Fees are billed monthly.

CCO Support Services - $[ ] Per Year Per Fund Complex

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